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                                    BY-LAWS
                                      OF
                       PIONEER MULTI-ASSET INCOME TRUST

                           Dated: September 17, 2019

                                   ARTICLE 1
                   Declaration of Trust and Principal Office

1.1 Declaration of Trust. These By-laws are adopted pursuant to Section 6.8 of the Declaration of Trust, as from time to time in effect (the "Declaration"), of Pioneer Multi-Asset Credit Trust, a Delaware statutory trust (the "Trust") and shall be subject to the terms of the Declaration. Any capitalized term not otherwise defined herein shall have the same meaning given to such term in the Declaration. In the event of any inconsistency between the terms of these By-Laws and the terms of the Declaration or of any applicable laws, the terms of the Declaration or of such applicable laws shall control.

1.2 Principal Office of the Trust. The principal office of the Trust is located at 60 State Street, Boston, MA 02109, or such other place as shall be determined by the Trustees from time to time. The Trust may have offices in such other places within or outside the State of Massachusetts or the State of Delaware as the Trustees may from time to time determine.

1.3 Business Day. For purposes of these By-laws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                                   ARTICLE 2
                                   Trustees

2.1 Chair. The Trustees may elect from their own number a Chair to hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation, removal or disqualification. The Chair (or, if the Chair is unable to attend any such meeting, the Chair's designee) shall preside at all meetings of the Trustees and the Shareholders. The Chair shall have such other duties and powers as the Trustees may from time to time determine.

2.2 Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places (including for these purposes, by means of conference telephone circuit, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other as provided for in the Declaration) as the Trustees may from time to time determine.

2.3 Special Meetings. Special meetings of the Trustees may be held at any time and at any place (including for these purposes, by means of conference telephone circuit, video conferencing or similar communications equipment by means of which all persons participating

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in the meeting can hear each other as provided for in the Declaration)
designated in the call of the meeting when called by the Chair, the President or the Secretary or by two or more Trustees, sufficient notice thereof as described in Section 2.4 below being given to each Trustee by the Secretary or an Assistant Secretary or by the person calling the meeting.

2.4 Notice of Special Meetings. It shall be sufficient notice to a Trustee of a special meeting to send notice by overnight mail at least two days or by email or facsimile at least one day before the meeting addressed to the Trustee at his or her usual or last known business or residence address, email address or facsimile number as applicable, or to give notice in person or by telephone one day before the meeting. Notice may be sent on the day of the special meeting by email, facsimile or other electronic means, or given by telephone or in person, if under the circumstances the party calling the meeting deems more immediate action to be necessary or appropriate. Notice of a special meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

2.5 Quorum and Manner of Acting. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal from the meeting of one or more Trustees if any action taken is approved by at least a majority of the required quorum for that meeting. The Declaration contains further provisions relating to the manner of acting by the Trustees.

2.6 Actions by Consent. If in accordance with the provisions of the Declaration any action is taken by the Trustees by a written consent, such written consents may be executed and delivered in counterparts and by electronic means. The Declaration contains further provisions relating to action by consent of the Trustees.

2.7. Counsel and Experts. The Trustees who are not Interested Persons may, by vote of a majority of such Trustees, at the Trust's expense, hire such employees and retain such counsel, accountants, appraisers or other experts or consultants whose services such Trustees may, in their discretion, determine to be necessary or desirable from time to time, including services to one or more committees established by the Trustees, and may execute any agreements, contracts, instruments or other documents in connection therewith.

                                   ARTICLE 3
                                  Committees

3.1 Establishment and Authority. The Declaration contains provisions relating to the establishment of committees by the Trustees. Each committee shall have such powers and authority as shall be authorized by the Trustees, and may fix its own rules and procedures, and adopt its own charter, in each case subject to approval by the Trustees. The Trustees may

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abolish any such committee at any time in their sole discretion. Any committee to which the Trustees delegate any of their powers shall maintain records of its meetings and shall report its actions to the Trustees. The Trustees shall have the power to rescind any action of any committee, but no such rescission shall have retroactive effect. The Trustees shall have the power at any time to fill vacancies in the committees. The Trustees may designate one or more Trustees as alternate members of any committee who may replace any absent member at any meeting of the committee.

3.2 Quorum; Voting. Unless the specific rules and procedures adopted by a committee in accordance with Section 3.1 provide otherwise, a majority of the members of any committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by such a majority (which writings may be executed and/or delivered by electronic means). Members of a committee may participate in a meeting of such committee by means of a conference telephone circuit, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

3.3 Compensation of Members. The chair, if any, and members of any duly appointed committee shall receive such compensation and/or fees and reimbursement for expenses as from time to time may be determined by the Trustees.

                                   ARTICLE 4
                                   Officers

4.1 Enumeration; Qualification. The officers of the Trust shall be a President, a Treasurer, a Secretary, a Chief Compliance Officer and such other officers as the Trustees from time to time may in their discretion elect, appoint or authorize in accordance with Section 4.2 below. Any officer of the Trust may but need not be a Trustee or a Shareholder. Any two or more offices, except those of President and Vice-President, may be held by the same person.

4.2 Election. The President, the Treasurer, the Secretary and the Chief Compliance Officer shall be elected or appointed by the Trustees upon the occurrence of a vacancy in any such office. The Chief Compliance Officer shall be elected or appointed by a majority of the Trustees, including a majority of the Trustees who are not interested persons of the Trust within the meaning of the 1940 Act, or otherwise in accordance with Rule 38a-1 (or any successor rule) under the 1940 Act as in effect from time to time ("Rule 38a-1"). Other officers, if any, may be elected or appointed by the Trustees at any time, or the Trustees may delegate to the President the power to appoint such other officers as the Trustees shall at any time or from time to time deem advisable. Vacancies in any such other office may be filled at any time. Each officer shall hold office at the pleasure of the Trustees, provided that any removal of the Chief Compliance Officer shall be in accordance with Rule 38a-1.

4.3 Powers. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration set forth, such duties and powers

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as are commonly incident to the office occupied by him or her as if the Trust were organized as a Delaware corporation and such other duties and powers as the Trustees may from time to time designate.

4.4 President. Unless the Trustees otherwise provide, the President shall be the chief executive officer of the Trust.

4.5 Treasurer. Unless the Trustees provide otherwise, the Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

4.6 Secretary. The Secretary shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor. In the absence of the Secretary from any meeting of the shareholders or Trustees, an Assistant Secretary, or if there be none or if he or she is absent, a temporary Secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

4.7 Chief Compliance Officer. The Chief Compliance Officer shall perform the duties and shall have the responsibilities of the chief compliance officer of the Trust, including any such duties and responsibilities imposed by Rule 38a-1, and shall have such other duties and powers as may be designated from time to time by the Trustees.

4.8 Resignations and Removals. Any officer may resign at any time by written instrument signed by him or her and delivered to the Chair, the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

                                   ARTICLE 5
                                 Shareholders

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5.1 Annual Meetings. Annual meetings of the Shareholders of the Trust or a
Class thereof shall be held on such date and at such place within or without the State of Delaware as the Trustees shall designate.

5.2 Special Meetings.

   (a) Special meetings of the Shareholders may be called at any time by the Chairman, the President or the Trustees. Subject to clause (c) of this
Section 5.2, a special meeting of Shareholders shall also be called by the Secretary of the Trust upon the written request of the Shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

   (b) Any Shareholder of record seeking to have Shareholders request a special meeting shall, by sending written notice to the Secretary (the "Record Date Request Notice") by registered mail, return receipt requested, request the Trustees to fix a record date to determine the Shareholders entitled to request a special meeting (the "Requested Record Date"). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more Shareholders of record as of the date of signature (or their duly authorized agents), shall bear the date of signature of each such Shareholder (or other agent) and shall set forth all information relating to each such Shareholder that must be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-8 thereunder. Upon receiving the Record Date Request Notice, the Trustees may fix a Requested Record Date. The Requested Record Date shall not precede and shall not be more than ten
(10) days after the close of business on the date on which the resolution fixing the Requested Record Date is adopted by the Trustees. If the Trustees, within thirty (30) days after the date on which a valid Record Date Request Notice is received, fail to adopt a resolution fixing the Requested Record Date and make a public announcement of such Requested Record Date, the Requested Record Date shall be the close of business on the 30th after the first date on which the Record Date Request Notice is received by the Secretary.

   (c) In order for any Shareholder to request a special meeting, one or more written requests for a special meeting signed by Shareholders of record (or their duly authorized agents) as of the Requested Record Date entitled to cast not less than a majority (the "Special Meeting Percentage") of all of the votes entitled to be cast at such meeting (the "Special Meeting Request") shall be delivered to the Secretary. In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to the matters set forth in the Record Date Request Notice received by the Secretary), shall bear the date of signature of each such Shareholder (or other agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Trust's books, of each Shareholder signing such request (or on whose behalf the Special Meeting Request is signed) and the class and number of Shares of the Trust which are owned of record and beneficially by each such Shareholder, shall be sent to the Secretary by registered mail, return receipt requested, and shall be received by the Secretary within sixty (60) days after the Requested Record Date. Any requesting Shareholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

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   (d) The Secretary shall inform the requesting Shareholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Trust's proxy materials). The Secretary shall not be required to call a special meeting upon Shareholder request and such meeting shall not be held unless, in addition to the documents required by Section 5.2(b) and Section 5.2(c), the Secretary receives payment of such reasonably estimated costs prior to the mailing of any notice of the meeting.

   (e) Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the President, Chairman or Trustees, whoever has called the meeting. In the case of any special meeting called by the Secretary upon the request of Shareholders (a "Shareholder Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Trustees; provided, however, that the date of any Shareholder Requested Meeting shall be not more than ninety
(90) days after the record date for such meeting (the "Meeting Record Date"); and provided further that if the Trustees fail to designate, within thirty
(30) days after the date that a valid Special Meeting Request is actually received by the Secretary (the "Delivery Date"), a date and time for a Shareholder Requested Meeting, then such meeting shall be held at 2:00 p.m. Eastern Time on the 90th day after the Delivery Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Trustees fail to designate a place for a Shareholder Requested Meeting within thirty (30) days after the Delivery Date, then such meeting shall be held at the principal executive offices of the Trust. In fixing a date for any special meeting, the President, Chairman or Trustees may consider such factors as he or they deem(s) relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for a meeting and any plan of the Trustees to call an annual meeting or a special meeting. In the case of any Shareholder Requested Meeting, if the Trustees fail to fix a Meeting Record Date that is a date within thirty
(30) days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.

   (f) If at any time as a result of written revocations of requests for the special meeting, Shareholders of record (or their duly authorized agents) as of the Requested Record Date or Meeting Record Date entitled to cast less than the Special Meeting Percentage shall have delivered and not revoked requests for a special meeting, the Secretary may refrain from mailing the notice of the special meeting or, if the notice of the special meeting has been mailed, the Secretary may revoke the notice of the special meeting at any time before ten
(10) days prior to such meeting if the Secretary has first sent to all other requesting Shareholders written notice of such revocation and of intention to revoke the notice of the special meeting. Any request for a special meeting received after a revocation by the Secretary of a notice of a special meeting shall be considered a request for a new special meeting.

   (g) The Chairman, the President or the Trustees may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Trust for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been delivered to the Secretary until the earlier of (i) five (5) Business Days after the Delivery Date of such purported Special Meeting Request and (ii) such date as the independent inspectors certify to the

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Trust that the valid requests received by the Secretary represent at least a majority of the issued and Outstanding Shares of stock that would be entitled to vote at such meeting. Nothing contained in this Section 5.2(g) shall in any way be construed to suggest or imply that the Trust or any Shareholder shall not be entitled to contest the validity of any request, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

   (h) Whenever a matter is required to be voted by Shareholders of the Trust in the aggregate under the Declaration, the Trust may either hold a meeting of Shareholders of all Classes to vote on such matter, or hold separate meetings of Shareholders of one or more of the individual Classes to vote on such matter, provided that (i) such separate meetings shall be held within one year of each other and (ii) a quorum of the individual Classes shall be present at each such separate meeting, and the votes of Shareholders at all such separate meetings shall be aggregated in order to determine if sufficient votes have been cast for such matter to be voted.

5.3 Postponement or Cancellation of Meetings. Any meeting of Shareholders called pursuant to Section 5.1 or Section 5.2 above may be postponed or cancelled prior to the meeting (with respect to one or more or all Classes entitled to vote at the meeting) provided that notice of such postponement or cancellation is given to the extent time permits to the Shareholders entitled to vote at the meeting, but only if notice of such meeting had been previously given to such Shareholders.

5.4 Record Dates. For the purpose of determining the Shareholders of the Trust or any Class of Shares of the Trust who are entitled to vote or act at any meeting or any adjournment or postponement thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, or may authorize the officers to fix a time, which shall be not more than 120 days before the date set for any meeting of Shareholders (without regard to any adjournments or postponements thereof) or more than 60 days before the date of payment of any dividend or of any other distribution, as the case may be, as the record date for determining the Shareholders of the Trust or such Class having the right to notice of and to vote at such meeting and any adjournment or postponements thereof or the right to receive such dividend or distribution, and in such case only Shareholders on such record date shall have such right notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any such purposes close the register or transfer books for all or part of such period.

5.5 Notice of Meetings. Notice of all meetings of Shareholders and any postponements thereof, stating the time, place and purposes of the meeting, shall be given by the Secretary or the Trustees in accordance with Section 5.11 hereof at least seven days and not more than 120 days before the date for the meeting set forth in such notice, to each Shareholder of record of the applicable Class on the date set in accordance with Section 5.4 hereof. Any adjourned meeting may be held as adjourned without further notice if the date, time and place of the adjourned meeting were announced at the time of the adjournment, even if the date of such adjourned meeting is more than 120 days after the date set for the original meeting. Where separate

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meetings are held for Shareholders of the individual Class to vote on a matter required to be voted on by Shareholders of the Trust in the aggregate, notice of each such separate meeting shall be provided in the manner described above in this Section.

5.6 Quorum. The holders of Outstanding Shares entitled to vote and present in person or by proxy representing thirty percent (30%) of the Outstanding Shares of the Trust shall constitute a quorum at any meeting of the Shareholders, except that where pursuant to any provision of law, the Declaration or these By-Laws a vote shall be taken by individual Class then Outstanding Shares entitled to vote and present in person or by proxy representing thirty percent (30%) of the Outstanding Shares of that Class shall be necessary to constitute a quorum for the transaction of business by that Class. For the purposes of establishing whether a quorum is present, all Shares present and entitled to vote, including abstentions and broker non-votes, shall be counted.

5.7 Adjournments. Any meeting of Shareholders may, by action of the person presiding thereat, be adjourned with respect to one or more matters to be considered at such meeting, if a quorum is not present with respect to such matter; any meeting of Shareholders may, by motion of the person presiding thereat, be adjourned with respect to one or more matters to be considered at such meeting, even if a quorum is present with respect to such matters, when such adjournment is approved by the vote of holders of Shares representing a majority of the Shares present and entitled to vote with respect to the matter or matters adjourned. Unless a proxy is otherwise limited in this regard, any Shares present and entitled to vote at a meeting that are represented by broker non-votes, may, at the discretion of the proxies named therein, be voted in favor of such an adjournment.

5.8 Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Trustees or officers may direct, for verification prior to the time at which such vote shall be taken. In connection with the solicitation of proxies by the Trustees, a Shareholder may give instructions through telephonic or electronic methods of communication or via the Internet for another person to execute his or her proxy, if in each case such method has been authorized by the Trust by its officers, and pursuant in each case to procedures established or approved by the officers of the Trust or agents employed by the Trust for such purpose as reasonably designed to verify that such instructions have been authorized by such Shareholder; and the placing of a Shareholder's name on a proxy pursuant to such instructions shall constitute execution of such proxy by or on behalf of such Shareholder. Proxies may also be submitted via facsimile if such method has been authorized by the Trust by its officers, and pursuant to procedures established or approved by the officers of the Trust or agents employed by the Trust for such purpose. Pursuant to a vote of the Trustees, proxies may be solicited in the name of one or more Trustees and/or one or more of the officers of the Trust. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share, but shall be counted as present at the meeting for all other purposes. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the

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challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, such Share may be voted by such guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any postponement or adjournment of a meeting, and no proxy shall be valid after eleven months from its date. A Shareholder who has submitted a proxy may revoke or withdraw the proxy with respect to any matter to be considered at a meeting or any adjournment or postponement thereof if such revocation or withdrawal is properly received prior to the vote on that matter, by delivering a duly executed proxy bearing a later date or by attending the meeting or the adjournment or postponement thereof and voting in person on the matter or matters.

5.9 Conduct of Meetings. Meetings of the Shareholders shall be presided over by the Chair, or, if the Chair is not present at the meeting, by another Trustee or officer designated by the Chair, or is there is no such designee present at the meeting, then by the most senior officer of the Trust present at the meeting and such person shall be deemed for all purposes the chairman of the meeting. The chairman of the meeting shall determine the order of business of the meeting and may prescribe such rules, regulations and procedures and take such actions as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting. For any matter to be properly before any meeting of Shareholders, the matter must be either specified in the notice of meeting given by or at the direction of a majority of the Trustees then in office or otherwise brought before the meeting by or at the direction of the chairman of the meeting. With the exception of Shareholder proposals submitted in accordance with the requirements of Section 5.12 below and Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor provisions, only matters proposed by the Trustees may be included in the Trust's proxy materials. The Trustees may from time to time in their discretion provide for procedures by which Shareholders may, prior to any meeting at which Trustees are to be elected, submit the names of potential candidates for Trustee to be considered by the Trustees or any proper committee thereof. At all meetings of Shareholders, unless voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

5.10 Inspectors of Election. In advance of any meeting of Shareholders the Trustees, or at any such meeting the Trustees or the chairman of the meeting, may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may appoint a person to fill the vacancy. Unless otherwise instructed by the Trustees, or by the chairman of the meeting, the Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes and consents, determine the results, and do such other acts as may be proper to conduct the election or vote.

5.11 Communications with Shareholders. Any notices, reports, statements or other communications with Shareholders of any kind required under the Declaration, these By-Laws or applicable law may be sent, delivered or made available by mail or other carrier, in person, by

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email or other electronic communication or by posting on a website or publication or in any other reasonable manner as may be determined by the Trustees if not otherwise prohibited by applicable law, and such communications may be sent, delivered or otherwise made available to Shareholders in accordance with householding or other similar rules under which a single copy of such notice or report may be sent to Shareholders who reside at the same address. No communication need be given to any Shareholder who shall have failed to inform the Trust of the Shareholder's current address and the Trustees may from time to time adopt, or may authorize the officers or agents of the Trust to adopt, procedures or policies with respect to communications to Shareholders that are returned to the Trust or its agents as undeliverable and similar matters. Any Shareholder may waive receipt of any notice or other communication. Communications shall be deemed to have been given at the time when delivered personally or deposited in the mail or with another carrier or sent by any means of written or electronic communication or, where notice is given by posting on a website or by publication, on the date of posting or publication. An affidavit of the mailing or other means of giving any notice of any meeting of Shareholders shall be filed and maintained with the records of the Trust.

The foregoing provisions shall apply mutatis mutandis to any communications given to a Shareholder's counsel under Section 9.8 of the Declaration, provided however that communications provided to either a Shareholder or Shareholder's counsel under Section 9.8 may not by made by means of posting on a website or by publication.

5.12 Nominations and Proposals by Shareholders.

   (a) Annual Meetings of Shareholders.

       (1) Nominations of persons for election as a Trustee and the proposal of business to be considered by the Shareholders may be made at an annual meeting of Shareholders (i) pursuant to the Trust's notice of meeting, (ii) by or at the direction of the Trustees or (iii) by any Shareholder of the Trust who was a Shareholder of record both at the time of giving of notice provided for in this Section 5.12(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 5.12(a).

       (2) For nominations for election to the Trustees or other business to be properly brought before an annual meeting by a Shareholder pursuant to clause
(iii) of Section 5.12(a)(1), the Shareholder must have given timely notice thereof in writing to the Secretary of the Trust and such other business must otherwise be a proper matter for action by Shareholders. To be timely, a Shareholder's notice must be delivered to the Secretary at the principal executive office of the Trust by not later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting nor earlier than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than thirty (30) days from the anniversary date of the mailing of the notice for the preceding year's annual meeting, notice by the Shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to

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

the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by the Trust. In no event shall the public announcement of a postponement of the mailing of the notice for such annual meeting or of an adjournment or postponement of an annual meeting to a later date or time commence a new time period for the giving of a Shareholder's notice as described above. A Shareholder's notice to be proper must set forth:

      (i) as to each person whom the Shareholder proposes to nominate for election or reelection as a trustee:

          (A) the name, age, business address and residence address of such person;

          (B) the class and number of Shares of stock of the Trust that are beneficially owned or owned of record by such person, the date(s) such Shares were acquired and the investment intent of such acquisition;

          (C) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees in an election contest, or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected);

          (D) representations that such nominee (1) is not an "interested person" of the Trust (as defined in the 1940 Act), (2) is not ineligible to serve as a trustee of the Trust under Section 9 of the 1940 Act, and
       (3) will be considered "independent" as a member of the Audit Committee of the Board of Trustees of the Trust under various rules and standards applicable to the Trust, and information regarding such nominee that will be sufficient for the Trust to confirm such representations;

          (E) a representation whether the Shareholder intends or is part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Trust's Outstanding Shares required to elect the nominee and/or (2) otherwise solicit proxies from Shareholders in support of such nomination;

          (F) whether any such person or Shareholder has received any financial assistance, funding or other consideration from any other person in respect of the nomination (for purposes of this clause (i), a "Shareholder Associated Person") and the details thereof;

          (G) any material agreements, arrangements, understandings or relationships between the person to be nominated and the Shareholder or any Shareholder Associated Person; and

          (H) whether and the extent to which any hedging, derivative, swap or other transaction (including any short position or any borrowing or lending of Shares) has been entered into with respect to the Trust or its Shares within the past six months by, or is in effect with respect to, such Shareholder, any person to be nominated by such Shareholder or any Shareholder Associated Person, the effect or intent of which transaction is to mitigate loss or manage risk or benefit relating to share price changes for, or to increase or decrease the voting power of, such Shareholder, nominee or any such Shareholder Associated Person.

The Trust may also require any proposed nominee to furnish such other information, including completion of the Trust's questionnaire, as it may reasonably require to confirm the representations set forth in clause (D) above.

If a Shareholder of record is entitled to vote only for a specific class or category of Trustees at a meeting (annual or special), such Shareholder's right to nominate one or more individuals for election as a Trustee at the meeting shall be limited to such class or category of Trustees.

      (ii) as to any other business that the Shareholder proposes to bring before the meeting:

          (A) a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder (including any anticipated benefit to the Shareholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made;

          (B) whether such Shareholder has received any financial assistance, funding or other consideration from any other person (for the purposes of this clause (ii), a "Shareholder Associated Person") in respect of the proposal and the details thereof;

          (C) whether and the extent to which any hedging, derivative, swap or other transaction (including any short position or any borrowing or lending of Shares) has been entered into with respect to the Trust or its Shares within the past six months by, or is in effect with respect to, such Shareholder or any Shareholder Associated Person, the effect or intent of which transaction is to mitigate loss or manage risk or benefit relating to share price changes for, or to increase or decrease the voting power of, such Shareholder or any Shareholder Associated Person;

          (D) a general description of whether, and to what extent, such Shareholder or Shareholder Associated Person has engage in the type of transactions described in clause (ii)(C) of this Section 5.12(a)(2) with respect to shares of stock or other equity interests of any other company; and

          (E) a representation whether the Shareholder intends or is part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Trust's Outstanding Shares required to approve or adopt the proposal with respect to which the proxy statement is being

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

       distributed and/or (2) otherwise solicit proxies from Shareholders in support of such proposal.

      (iii) as to the Shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such Shareholder, as they appear on the Trust's stock ledger and current name and address, if different, and of such beneficial owner, and
   (y) the class and number of Shares of the Trust which are owned beneficially and of record by such Shareholder and such beneficial owner.

       (3) Notwithstanding anything in the second sentence of
Section 5.12(a)(2) to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees is increased and there is no public announcement by the Trust of such action or specifying the size of the increased Trustees at least one hundred (100) days prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting, a Shareholder's notice required by this Section 5.12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Secretary at the principal executive offices of the Trust not later than the close of business on the 10th day immediately following the day on which such public announcement is first made by the Trust.

   (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Trust's notice of meeting. Nominations of persons for election as Trustees may be made at a special meeting of Shareholders at which trustees are to be elected (i) pursuant to the Trust's notice of meeting,
(ii) by or at the direction of the Trustees or (iii) provided that the Trustees have determined that trustees shall be elected at such special meeting, by any Shareholder of the Trust who is a Shareholder of record both at the time of giving of notice provided for in this Section 5.12(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 5.12(b). In the event the Trust calls a special meeting of Shareholders for the purpose of electing one or more Trustees, any such Shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Trust's notice of meeting, if the Shareholder's notice containing the information required by
Section 5.12(a)(2) shall have been delivered to the Secretary at the principal executive offices of the Trust not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and the nominees proposed by the Trustees to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a Shareholder's notice as described above.

   (c) General. Only such persons who are nominated in accordance with the procedures set forth in this Section 5.12 shall be eligible to serve as trustee, and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 5.12. The chairman of the

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

meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this
Section 5.12 and, if any proposed nomination or other business is not in compliance with this Section 5.12, to declare that such nomination or proposal shall be disregarded.

   (d) Compliance with State and Federal Law. Notwithstanding the foregoing provisions of this Section 5.12, a Shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this
Section 5.12. Nothing in this Section 5.12 shall be deemed to affect any right of a Shareholder to request inclusion of a proposal in, nor the right of the Trust to omit a proposal from, the Trust's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

   (e) For purposes of this Section 5.12:

      (1) the "date of mailing of the notice" shall mean the date of the proxy statement for the solicitation of proxies for election of trustees;

      (2) "public announcement" shall mean disclosure (i) in a press release either transmitted to the principal securities exchange on which Shares of the Trust's common stock are traded or reported by a recognized news service or (ii) in a document publicly filed by the Trust with the Commission; and

      (3) Shares "beneficially owned" by a person shall mean all Shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act.

                                   ARTICLE 6
                         Shares and Share Certificates

6.1 Share Certificates. Unless the issuance of certificates is authorized by the Trustees, Shares shall be held on the books of the Trust by one or more transfer agents appointed in accordance with Section 7.2 of the Declaration (each, a "Transfer Agent") in uncertificated form, and the record holders of such shares shall be treated for all purposes as Shareholders under the Declaration.

The Trustees may at any time authorize the issuance of share certificates for Shares of any Class in such form as the Trustees may prescribe from time to time. Each such certificate shall bear a distinguishing number, shall exhibit the holder's name and the number of whole shares owned by such holder, and shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimile, printed or engraved if the certificate is signed by the Transfer Agent with respect to such Shares or by a registrar. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

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

6.2 Share Transfers. Transfers of Shares of the Trust shall be made only on the books of the Trust, as maintained by the Transfer Agent with respect to such Shares, by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Transfer Agent for such Shares and upon surrender of any certificate or certificates representing such Shares, if any, properly endorsed and the payment of all taxes thereon. Except as may be otherwise provided by law or these By-Laws, the person in whose name Shares stand on the books of the Trust shall be deemed the owner thereof for all purposes as regards the Trust; provided that properly documented pledges of Shares as collateral security may be accounted for by the Transfer Agent in accordance with its standard procedures with respect thereto.

6.3 Loss of Certificates. The Transfer Agent for any Class of Shares is authorized to issue and countersign replacement certificates for Shares which have been lost, stolen or destroyed upon receipt of (i) satisfactory proof of such loss, and (ii) surety sufficient to protect the Class from any loss.

6.4. Regulations. The Trustees may make such additional rules and regulations, not inconsistent with these By-Laws, as they may deem expedient concerning the issue, certification, transfer and registration of Shares.

                                   ARTICLE 7
                                 Miscellaneous

7.1 Books and Records. The books and records of the Trust and any Classes thereof, including the share ledger or ledgers, may be kept in or outside the State of Delaware at such office or offices of the Trust and/or its agents as may from time to time be determined by the officers of the Trust.

7.2 Access to Book and Records. The Shareholders shall only have such right to inspect the records, documents, accounts and books of the Trust or any Class thereof as may be granted from time to time by the Trustees in their sole discretion.

7.3 Seal. The Trustees may adopt a seal of the Trust which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe, but unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

7.4 Execution of Papers. All deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, any Vice President elected by the Trustees, the Treasurer, the Secretary or any other officer elected by the Trustees, except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, or as otherwise provided in these By-Laws.

7.5 Severability. The provisions of these By-Laws are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated

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

investment company or other provisions of the Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these By-Laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-Laws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these By-Laws.

7.6 Headings. Headings are placed in these By-Laws for convenience of reference only and in case of any conflict, the text of these By-Laws rather than the headings shall control.

                                   ARTICLE 8
                           Amendments to the Bylaws

8.1 General. These By-Laws may be amended, supplemented, amended and restated, or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.

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